                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              POLYONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[POLYONE LOGO]

                              POLYONE CORPORATION

                                 NOTICE OF 2002
                         ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                              POLYONE CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

     The Annual Meeting of Shareholders of PolyOne Corporation will be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 23, 2002. The purposes of the meeting are:

        1. To elect Directors; and

        2. To consider and transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 25, 2002, are entitled to notice of and to vote at the meeting.

                                          For the Board of Directors

                                      /s/ Wendy C. Shiba
                                          WENDY C. SHIBA
                                          Vice President, Chief Legal Officer
                                          and Secretary

April 4, 2002

                              POLYONE CORPORATION
                               200 PUBLIC SQUARE
                                 SUITE 36-5000
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT
                              DATED APRIL 4, 2002

     The Board of Directors of PolyOne Corporation respectfully requests your proxy for use at the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 23, 2002, and at any adjournments of that meeting. This proxy statement is to inform you about the matters to be acted upon at the meeting.

     If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Common shares of PolyOne represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed below. You may revoke your proxy before it is voted by giving notice to us in writing or orally at the meeting. Persons entitled to direct the vote of shares held by the following PolyOne plans will receive a separate voting instruction card: The Geon Retirement Savings Plan, M.A. Hanna Company 401(k) and Retirement Plan, M.A. Hanna Company Capital Accumulation Plan and DH Compounding 401(k) Plan. If you receive a separate voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the plan. You may revoke your voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.

     Shareholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.

     We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about April 8, 2002. PolyOne's headquarters are located at 200 Public Square, Suite 36-5000, Cleveland, Ohio 44114 and our telephone number is (216) 589-4000.

                             ELECTION OF DIRECTORS

     PolyOne's Board of Directors currently consists of eleven Directors. Each Director serves for a one year term and until a successor is duly elected and qualified, subject to the Director's earlier death, retirement or resignation. The Board met nine times during fiscal year 2001.

     A shareholder who wishes to suggest a Director candidate for consideration by the Nominating and Governance Committee must provide written notice to the Secretary of PolyOne in accordance with the procedures specified in Regulation 12 of PolyOne's Regulations. Generally, the Secretary must receive the notice not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee's signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of PolyOne common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

     The ten nominees for election as Directors for terms expiring in 2003 and a description of the business experience of each nominee appear below. Each of the nominees is a current member of the Board. The reference below each Director's name to the term of service as a Director includes the period during which the Director served as a Director of The Geon Company ("Geon") or M.A. Hanna Company ("M.A. Hanna"), each a predecessor to PolyOne. James K. Baker, a current member of the Board, is not seeking re-election. The Board has decided to reduce the size of the Board, and effective with Mr. Baker's retirement after this year's Annual Meeting, the Board will consist of ten Directors.

J. DOUGLAS CAMPBELL
Director since 1993
Age -- 60               Served as President and Chief Executive Officer and was
                        a Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer, from December 1992 until his retirement in 1997. From 1966 to 1992, Mr. Campbell held various positions with Standard Oil (Ohio) and British Petroleum.

CAROL A. CARTWRIGHT
Director since 1994
Age -- 60               President of Kent State University, a public higher
                        education institution, since 1991. Ms. Cartwright serves on the Boards of Directors of KeyCorp and FirstEnergy.

GALE DUFF-BLOOM
Director since 1994
Age -- 62               Served as President of Company Communications and
                        Corporate Image of J.C. Penney Company, Inc., a major retailer, from June 1999 until her retirement in April
                        2000. From February 1996 to June 1999, Ms. Duff-Bloom served as President of Marketing and Company
                        Communications and from 1995 to February 1996 as Senior
                        Executive Vice President and Director of Personnel and
                        Company Communications of J.C. Penney.

WAYNE R. EMBRY
Director since 1990
Age -- 65               Served as President and Chief Operating Officer, Team
                        Division, of the Cleveland Cavaliers, a professional basketball team, from 1986 until his retirement in June
                        2000. Mr. Embry serves on the Boards of Directors of Ohio Casualty Insurance Company, Kohl's Corporation and the Federal Reserve Bank of Cleveland.

ROBERT A. GARDA
Director since 1998
Age -- 63               Executive-in-Residence of The Fuqua School of Business,
                        Duke University, since 1997. Mr. Garda served as an independent consultant from 1995 to 1997. Mr. Garda served as President and Chief Executive Officer of Aladdin Industries, a leading supplier of thermal insulated food and beverage ware products, from 1994 to 1995. Mr. Garda serves on the Boards of Directors of Insect Biotechnology, Inc. and Warrick Industries.

GORDON D. HARNETT
Director since 1997
Age -- 59               Chairman and Chief Executive Officer of Brush Engineered
                        Materials Inc., an international supplier and producer of high performance engineered materials, since January
                        1991. Mr. Harnett serves on the Boards of Directors of The Lubrizol Corp. and National City Bank.

DAVID H. HOAG
Director since 1999
Age -- 62               Served as Chairman of LTV Corporation, a steel
                        manufacturer, from 1991 until his retirement in February
                        1999. Mr. Hoag serves on the Boards of Directors of Brush Engineered Materials Inc., The Chubb Corporation,
                        Federal Reserve Bank of Cleveland, The Lubrizol
                        Corporation and NACCO Industries, Inc.

D. LARRY MOORE
Director since 1994
Age -- 65               Served as President and Chief Operating Officer of
                        Honeywell, Inc., a multinational manufacturer of controls for use in homes, buildings, industry, and space and aviation, from 1993 until his retirement in 1997.

THOMAS A. WALTERMIRE
Director since 1998
Age -- 52               Chairman of the Board, Chief Executive Officer and
                        President of PolyOne since August 31, 2000. Prior to the formation of PolyOne at the end of August 2000, Mr.
                        Waltermire served as Chairman of the Board of Geon from August 1999 and Chief Executive Officer of Geon from May
                        1999. From February 1998 to May 1999, Mr. Waltermire served as President and Chief Operating Officer of Geon and from May 1997 to February 1998, as Executive Vice
                        President and Chief Operating Officer. Mr. Waltermire was the Chief Financial Officer of Geon from October
                        1993 until May 1997.

FARAH M. WALTERS
Director since 1998
Age -- 57               President and Chief Executive Officer of University
                        Hospitals Health System and University Hospitals of
                        Cleveland since 1992. Ms. Walters serves on the Boards of Directors of Kerr-McGee Corporation and University
                        HealthSystem Consortium in Chicago, Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

     The present members of the Audit Committee are Messrs. Campbell, Garda, Harnett and Moore. Mr. Harnett serves as Chairperson of the Committee. The Audit Committee charter was recently amended, and a copy of the amended charter is attached to this proxy statement as Appendix A. PolyOne's common shares are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence requirements as set forth in the New York Stock Exchange listing standards. The Audit Committee meets with appropriate financial and legal personnel and independent auditors to review PolyOne's corporate accounting, internal controls and financial reporting. The Committee exercises oversight of the independent auditors, the internal auditors and the financial management of PolyOne. The Audit Committee recommends to the Board of Directors the appointment of the independent auditors to serve as auditors in examining PolyOne's corporate accounts. The Audit Committee met four times during fiscal year 2001.

     The present members of the Compensation Committee are Mss. Duff-Bloom and Walters and Messrs. Embry and Hoag. Ms. Duff-Bloom serves as Chairperson of the Committee. The Compensation Committee reviews and approves compensation, benefits and perquisites afforded PolyOne's executive officers and other highly-compensated personnel. The Committee has similar responsibilities with respect to non-employee Directors, except that the Committee's actions and determinations are subject to the approval of the Board of Directors. The Committee also has oversight responsibilities for all of PolyOne's broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices. The Compensation Committee met seven times during fiscal year 2001.

     The present members of the Environmental, Health and Safety Committee are Ms. Walters and Messrs. Embry, Harnett and Moore. Mr. Moore serves as Chairperson of the Committee. The Environmental, Health and Safety Committee exercises oversight with respect to PolyOne's environmental, health, safety and product stewardship policies and practices and its compliance with related laws and regulations. The Environmental, Health and Safety Committee met three times during fiscal year 2001.

     The present members of the Financial Policy Committee are Ms. Cartwright and Messrs. Baker, Campbell and Garda. Mr. Baker serves as Chairperson of the Committee. The Financial Policy Committee exercises oversight with respect to PolyOne's capital structure, borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of risk management, banking relationships and other financial matters relating to PolyOne. The Financial Policy Committee met eight times during fiscal year 2001.

     The present members of the Nominating and Governance Committee are Mss. Duff-Bloom and Cartwright and Messrs. Baker and Hoag. Mr. Hoag serves as Chairperson of the Committee. The Nominating and Governance Committee recommends to the Board of Directors candidates for nomination as Directors of PolyOne. The Committee also advises the Board with respect to governance issues and directorship practices, reviews succession planning for the Chief Executive Officer and other executive officers and oversees the process by which the Board annually evaluates the performance of the Chief Executive Officer. The Nominating and Governance Committee met three times during fiscal year 2001.

     During fiscal year 2001, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served.

COMPENSATION OF DIRECTORS

     PolyOne pays unaffiliated Directors an annual retainer of $25,000, quarterly in arrears, and annually grants to Directors an award of $17,000 in value of fully vested common shares. PolyOne grants the shares quarterly and determines the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. PolyOne also pays fees of $1,250 for each Board and Committee meeting attended, except that the Chairpersons of the Audit Committee and the Compensation Committee receive $2,500 for each meeting (of their respective committee) attended. In addition, the Chairperson of each Committee receives a fixed annual retainer of $3,000, payable quarterly. PolyOne reimburses Directors for their expenses associated with each meeting attended.

     PolyOne grants each new Director who is not an employee of PolyOne at the time of his or her initial election or appointment as a Director an option to acquire 15,000 common shares. Each non-employee Director receives an annual option to acquire 6,000 common shares, upon re-election to the Board, effective as of the date of the Annual Meeting. The options and share awards made to Directors are awarded under the PolyOne Corporation 2000 Stock Incentive Plan or any other present or future stock plan of PolyOne having shares available for these awards.

     Directors who are not employees of PolyOne may defer payment of all or a portion of their compensation as a Director under PolyOne's Deferred Compensation Plan for Non-Employee Directors (the "Directors' Deferred Compensation Plan"). A Director may defer the compensation as cash or elect to have it converted into PolyOne common shares at a rate equal to 125% of the cash compensation amount. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest earned on the cash amounts and dividends on the common shares accrue for the benefit of the participating Directors.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The following table shows the number of common shares beneficially owned on March 25, 2002 (including options exercisable within 60 days of that date) by each of the Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 12 and by all Directors and executive officers as a group.

                                                                 NUMBER OF
                           NAME                                  SHARES(1)
                           ----                              -----------------
James K. Baker............................................      112,424 (2)(3)
Gale Duff-Bloom...........................................       88,642 (2)(3)
J. Douglas Campbell.......................................      113,225 (2)(3)
Carol A. Cartwright.......................................       70,716 (2)(3)
Wayne R. Embry............................................       40,331 (2)(3)
Robert A. Garda...........................................       69,315 (2)(3)
Gordon D. Harnett.........................................       80,075 (2)(3)
David H. Hoag.............................................       64,858 (2)(3)
D. Larry Moore............................................       92,356 (2)(3)
Thomas A. Waltermire......................................         829,477 (3)
Farah M. Walters..........................................       69,634 (2)(3)
V. Lance Mitchell.........................................         271,318 (3)
W. David Wilson...........................................         385,216 (3)
Diane J. Davie............................................         180,739 (3)
Kenneth M. Smith..........................................         126,795 (3)
25 Directors and executive officers as a group............    3,654,383 (2)(3)

(1) Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the individual. It includes the approximate number of shares credited to the named executives' accounts in The Geon Retirement Savings Plan, a tax-qualified defined contribution plan. No Director, nominee or executive officer beneficially owned, on March 25, 2002, more than 1% of PolyOne's outstanding common shares. As of that date, the Directors and executive officers as a group beneficially owned approximately 3.9% of the outstanding common shares.

(2) With respect to the Directors, except Mr. Waltermire who is not eligible to participate in the Directors' Deferred Compensation Plan, includes shares held under the Directors' Deferred Compensation Plan as follows: J.K. Baker, 55,768 shares; G. Duff-Bloom, 40,144 shares; J.D. Campbell, 63,169 shares; C.A. Cartwright, 12,326 shares; W.R. Embry, 2,784 shares; R.A. Garda, 6,501 shares; G.D. Harnett, 13,764 shares; D.H. Hoag, 11,975 shares; D.L. Moore, 37,300 shares; and F.M. Walters, 26,578.

(3) Includes shares the individuals have a right to acquire on or before May 24, 2002 as follows: J.K. Baker, 42,000 shares; G. Duff-Bloom, 48,000 shares; J.D. Campbell, 48,000 shares; C.A. Cartwright, 49,500 shares; W.R. Embry, 27,000 shares; R.A. Garda, 49,500 shares; G.D. Harnett, 49,500 shares; D.H. Hoag, 49,500 shares; D.L. Moore, 48,000 shares; T.A. Waltermire, 565,922 shares; F.M. Walters, 42,000 shares; V.L. Mitchell, 183,791 shares; W.D. Wilson, 268,051 shares; D.J. Davie, 116,450 shares; K.M. Smith, 61,337 shares; and the Directors and executive officers as a group, 2,251,382 shares.

     The following table shows information relating to all persons who, as of March 25, 2002, were known by us to beneficially own more than five percent of PolyOne's outstanding common shares based on information provided in Schedule 13Gs filed with the Securities and Exchange Commission (the "Commission"):

                                                                NUMBER        % OF
NAME AND ADDRESS                                              OF SHARES      SHARES
----------------                                              ----------     ------
Citigroup Inc. .............................................   6,074,008(1)   6.50%
399 Park Avenue
New York, New York 10043
     Salomon Smith Barney Holdings Inc. ....................            (1)
     388 Greenwich Street
     New York, New York 10013
FMR Corp. ..................................................  11,820,404(2)  12.62%
82 Devonshire Street
Boston, Massachusetts 02109
Mellon Financial Corporation................................   6,774,297(3)   7.23%
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
     The Boston Company, Inc. ..............................            (3)
     c/o Mellon Financial Corporation
     One Mellon Center
     Pittsburgh, Pennsylvania 15258
Perkins, Wolf, McDonnell & Company..........................   5,430,920(4)   5.80%
310 S. Michigan Avenue
Suite 2600
Chicago, Illinois 60604
State Street Bank and Trust Company, as Trustee for
The Geon Retirement Savings Plan............................   7,183,394(5)   7.70%
225 Franklin Street
Boston, Massachusetts 02110

(1) As of February 4, 2002, based upon information contained in a Schedule 13G filed with the Commission. Citigroup Inc., as a holding company reporting on behalf of its subsidiaries, has shared voting power and shared dispositive power with respect to all of these shares. Included in the 6,074,008 shares are 6,038,808 shares (6.40% of PolyOne's outstanding common shares) beneficially owned by Citigroup Inc.'s subsidiary, Salomon Smith Barney Holdings Inc., a holding company reporting on behalf of its subsidiaries. Salomon Smith Barney Holdings Inc. has shared voting power and shared dispositive power with respect to all of these shares.

(2) As of February 14, 2002, based upon information contained in a Schedule 13G filed with the Commission. FMR Corp., as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 1,248,423 of these shares and has sole dispositive power with respect to all of these shares.

(3) As of January 23, 2002, based upon information contained in a Schedule 13G filed with the Commission. Mellon Financial Corporation, as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 5,600,931 of these shares, shared voting power with respect to 432,550 of these shares, and sole dispositive power with respect to 6,745,947 of these shares. Included in the 6,774,297 are 5,645,378 (6.02% of
    PolyOne's outstanding common shares) beneficially owned by Mellon Financial Corporation's subsidiary, The Boston Company, Inc., a holding company reporting on behalf of its subsidiaries. The Boston Company, Inc. has sole voting power with respect to 4,566,868 of these shares, shared voting power with respect to 404,200 of these shares and sole dispositive power with respect to 5,645,378 of these shares.

(4) As of February 26, 2002, based upon information contained in a Schedule 13G filed with the Commission. Perkins, Wolf, McDonnell & Company has shared voting power and shared dispositive power with respect to all of these shares.

(5) As of February 7, 2002, based upon information contained in a Schedule 13G filed with the Commission. State Street Bank and Trust Company, as Trustee for The Geon Retirement Savings Plan and for various collective investment funds for employee benefit plans and other index accounts, as a bank, has sole voting power with respect to 682,576 of these shares, shared voting power with respect to 6,452,618 of these shares, sole dispositive power with respect to 730,616 of these shares, and shared dispositive power with respect to 6,452,778 of these shares.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of Gale Duff-Bloom, its Chairperson, Wayne R. Embry, David
H. Hoag and Farah M. Walters.

     The Committee is responsible for establishing PolyOne's compensation and benefit policies and reviewing PolyOne's philosophy regarding executive remuneration to assure consistency with its goals and business strategy. Each year the Committee reviews market data to assess PolyOne's competitive position with respect to all aspects of executive compensation and considers and approves changes in base salary and annual incentive levels for executive officers as well as all awards (including stock options, equity-based awards and long-term incentive plan awards) to executive officers and key employees. The Committee also reviews and approves annual and long-term performance criteria and goals at the beginning of each performance period and certifies the results at the end of each performance period. In addition, the Committee has oversight responsibilities for all of PolyOne's broad-based compensation and benefit programs.

     The Summary Compensation Table appearing on page 12 includes compensation earned by the named executive officers in connection with their employment with PolyOne's predecessors.

GENERAL COMPENSATION PHILOSOPHY

     The Committee believes that pay should be administered on a total remuneration basis, with consideration of the value of all components of compensation. Total remuneration opportunities should be competitive and serve to attract, retain, motivate and reward employees based upon their experience, responsibility, performance and marketability. They should be affordable and fair to both employees and shareholders, based upon PolyOne's operating results. Incentive programs should create a strong mutuality of interests between executives and shareholders through the use of equity-based compensation and the selection of performance criteria that are consistent with PolyOne's strategic objectives.

EXECUTIVE COMPENSATION

     PolyOne's executive compensation program has the following principal components: base salary, annual incentive compensation and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total remuneration is based on performance incentives (including stock-based awards) rather than on salary. This approach may result in changes in an executive's total cash compensation from year to year if there are variations in PolyOne's performance and/or the performance of PolyOne's individual Business Units versus established goals.

     The total remuneration program is designed to be competitive with the total remuneration programs of companies similar to PolyOne within both the specialty chemical industry and a broad-base of industrial companies and is based on the total remuneration programs of companies with which PolyOne competes for executive talent. To assess the competitive total remuneration programs of these other companies and to establish appropriate compensation comparisons, the Committee receives advice from an independent compensation consultant and reviews data which is based on the specialty chemical peer group as well as various published surveys.

BASE SALARIES

     The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation of each executive, current marketplace data for comparable positions, individual performance appraisals and recommended adjustments by the Chief Executive Officer for each executive officer except himself. At the meeting, the Committee reviews all available data and considers and approves adjustments. In addition, the Committee reviews marketplace data for, and the performance of, the Chief Executive Officer and determines the appropriate adjustment.

     Base salaries for executives officers traditionally are adjusted at the beginning of each fiscal year. However, upon the formation of PolyOne in August 2000 and in the months following, base salaries were adjusted to reflect marketplace conditions, position accountability and changes in responsibilities. These adjustments took effect on January 1, 2001. In recognition of current business conditions and at management's request, no adjustment was made for 2002.

INCENTIVE COMPENSATION

     The Senior Executive PolyOne Annual Incentive Plan (the "PolyOne AIP") provides for awards that are wholly contingent upon the attainment of performance goals established by the Committee. The PolyOne AIP provides for administration by a committee of outside directors but eliminates the Committee's discretion to increase the amount of incentive awards. The Committee believes that the PolyOne AIP has, in the past, satisfied and will continue to satisfy the Internal Revenue Service's requirements for "performance-based" compensation under Section 162(m). Under Section 162(m), performance-based compensation is considered a fully deductible expense and not subject to the deductibility limitation under current Internal Revenue Service regulations.

     In the beginning of 2001, the Committee approved performance targets related to corporate net income, business unit operating income, as well as key business initiatives that will improve the ongoing operating efficiency of Polyone. While PolyOne met or exceeded the results targeted for the business initiatives, only two business units achieved operating income levels sufficient to provide for awards. No award was earned for the component based on consolidated company performance due to performance that was below the established minimum hurdle approved by the Committee. Awards earned for 2001 ranged from 17% to 68% of target, depending on attainment of the business unit objectives.

LONG TERM INCENTIVES

     On February 28, 2001, the Committee approved awards to PolyOne's executive officers under PolyOne's Strategic Improvement Incentive Plan that will provide rewards to such officers based upon both PolyOne's stock price performance and achievement of financial performance goals. The plan rewards executive officers with awards in the form of time-vested stock options and performance awards. Time-vested stock options are stock options with a ten year term that vest in increments over a three year period following the date of grant, 35% in each of the first and second years and 30% in the third year. The amount scheduled to vest in the third year may vest earlier based upon PolyOne's stock price performance. Performance awards are comprised of performance options and performance cash awards. Performance options are stock options that vest on the third anniversary of the date of grant and have a term of 39 months. Performance cash awards are cash payments based upon PolyOne's earnings for the year ending December 31, 2003, relative to targets established by the Committee. The purpose of these awards is to encourage superior strategic business performance over time. These awards were granted under the PolyOne Corporation 2000 Stock Incentive Plan, which was approved by the stockholders of PolyOne's predecessors on August 29, 2000. As stated above, under Section 162(m), performance-based compensation is not subject to the deductibility limitation under current Internal Revenue Service regulations.

CHIEF EXECUTIVE OFFICER

     Upon the formation of PolyOne, the Committee approved an increase in Mr. Waltermire's base salary, which took effect on January 1, 2001. At Mr. Waltermire's request, in recognition of business conditions, no adjustment was made for 2002.

     Mr. Waltermire participated in the PolyOne AIP and Strategic Improvement Incentive Plan under similar terms and conditions as other executive officers and as described above. Based on PolyOne's performance during the year, as established on the same basis as other executive officers, Mr. Waltermire's award under the PolyOne AIP was 47% of target.

     The Summary Compensation Table appearing on page 12 includes compensation earned by Mr. Waltermire in connection with his employment with Geon, one of PolyOne's predecessors.
                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Gale Duff-Bloom, Chairperson
                                          Wayne R. Embry
                                          David H. Hoag
                                          Farah M. Walters

February 27, 2002

     The following table sets forth the compensation received for the three years ended December 31, 2001 by PolyOne's Chief Executive Officer and the persons who were at December 31, 2001 the four other most highly paid executive officers. To provide more complete and comparable information, this table includes compensation paid by Geon prior to the formation of PolyOne.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                             -----------------------------------   ------------------------------------
                                                                                           AWARDS             PAYOUTS
                                                                                   -----------------------   ----------
                                                                         OTHER                    OPTIONS/      LTIP
                                                                        ANNUAL      RESTRICTED      SARS      PAYOUTS
              NAME AND                                                  COMPEN-       STOCK        (# OF       (# OF
         PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)(1)   SATION($)   AWARDS($)(2)   SHARES)    SHARES)(3)
         ------------------           ----   ---------   -----------   ---------   ------------   --------   ----------
Thomas A. Waltermire,                 2001    690,000      276,800       39,326(5)   705,528      271,000         -0-
Chairman of the Board,                2000    575,000          -0-       39,062(5)       -0-          200      15,686
President and (5)                     1999    522,576      550,000       40,553(5)       -0-          -0-         -0-
Chief Executive Officer
V. Lance Mitchell,                    2001    335,000      118,000       38,299(6)   342,432       87,700         -0-
Group Vice President,                 2000    263,077          -0-       26,836(6)       -0-          200       7,470
Plastic Compounds                     1999    239,038      174,375       65,472(6)       -0-          -0-         -0-
and Colors
W. David Wilson                       2001    325,000       76,700       27,830(7)   332,100       85,800         -0-
Vice President and                    2000    267,961          -0-       37,409(7)       -0-          200       7,470
Chief Financial Officer               1999    241,154      214,500       25,421(7)       -0-          -0-         -0-
Diane J. Davie,                       2001    275,000       65,900       25,033(8)   281,178       56,300         -0-
Vice President and                    2000    226,346          -0-       26,367(8)       -0-          200       6,000
Chief Human Resources                 1999    209,615      165,000       25,783(8)       -0-          -0-         -0-
Officer
Kenneth M. Smith,                     2001    250,000       59,900       14,258(9)   255,348       51,100         -0-
Vice President and                    2000    185,577          -0-       13,093(9)       -0-          200       5,124
Chief Information Officer             1999    169,046      118,250        8,400(9)       -0-          -0-         -0-


                                          ALL
                                         OTHER
              NAME AND                  COMPEN-
         PRINCIPAL POSITION           SATION($)(4)
         ------------------           ------------
Thomas A. Waltermire,                    41,135(5)
Chairman of the Board,                  549,700(5)
President and (5)                        57,693(5)
Chief Executive Officer
V. Lance Mitchell,                       19,936(6)
Group Vice President,                   178,331(6)
Plastic Compounds                        22,742(6)
and Colors
W. David Wilson                          19,371(7)
Vice President and                      183,314(7)
Chief Financial Officer                  23,432(7)
Diane J. Davie,                          16,389(8)
Vice President and                      150,913(8)
Chief Human Resources                    14,378(8)
Officer
Kenneth M. Smith,                        14,852(9)
Vice President and                       96,217(9)
Chief Information Officer                 8,062(9)

(1) Amounts for 2001 consist of cash payments made under the PolyOne AIP in the amounts indicated above.

    Amounts for 1999 represent aggregate bonus payments under Geon's annual incentive compensation plans but do not include payments made under the change in control provisions of such plans. Geon's Senior Executive Management Incentive Program (the "Geon Senior Executive MIP") and Geon's Management Incentive Plan (the "Geon MIP") provided that a minimum of 40% of the named executives' bonus awards, if any, under the plan would be paid in the form of restricted stock. The participant could also elect to receive all or any portion of the balance in the form of restricted stock. For each $1 of the bonus amount paid in the form of restricted stock, $1.25 worth of restricted stock is awarded. Under the terms of the change in control provisions of the restricted stock awards, these awards became unrestricted at the effective time of the consolidation of Geon and M.A. Hanna. Restricted stock awards that became unrestricted as a result of the change in control are as follows: T.A. Waltermire -- 36,345 shares; V.L.
    Mitchell -- 7,456 shares; W.D. Wilson -- 7,331 shares; D.J. Davie -- 4,722 shares; and K.M. Smith -- 3,231 shares. The amount of cash (including payments in respect of fractional shares) and the market value and number of the shares of restricted stock included for 1999 are as follows: T.A. Waltermire -- $13, $549,987 and 16,988 shares; V.L. Mitchell -- $77,509,
    $96,866 and 2,992 shares; W.D. Wilson -- $118,019, $97,481 and 3,011 shares;
    D.J. Davie -- $90,019, $74,981 and 2,316 shares; and K.M. Smith -- $77,004,
    $41,246 and 1,274 shares.

(2) Amounts for 2001 represent the number of shares awarded multiplied by $7.38, the closing share price on the date of grant. The total number of restricted shares held and the value of those shares at the end of the last fiscal year, based on the year-end closing price for PolyOne's shares, was 578,318 shares and $5,667,516 respectively.

(3) Amounts for 2000 represent performance shares under long-term incentive awards of Geon issued as a result of the change in control provisions being triggered by approval of the consolidation of Geon and M.A. Hanna by their respective stockholders on August 29, 2000, net of withholding.

(4) Amounts for 2000 include cash payments made under the Geon Senior Executive MIP as a result of the change in control provisions being triggered at the effective time of the consolidation between Geon and M.A. Hanna in the following amounts: T.A. Waltermire -- $460,000; V.L. Mitchell -- $141,000; W.D. Wilson -- $143,000; D.J. Davie -- $121,067; and K.M. Smith -- $79,360.

(5) Mr. Waltermire began serving as President, Chief Executive Officer and Chairman of the Board for PolyOne on September 1, 2000. From January 1, 2000 to August 31, 2000, Mr. Waltermire served as Chief Executive Officer and Chairman of the Board of Geon. Amounts included under "Other Annual Compensation" for Mr. Waltermire consist of tax gross-ups on personal benefits in the amounts of $15,305 for 2001, $15,234 for 2000 and $15,602 for 1999 and car allowance in the amounts of $12,600 for 2001, $12,600 for 2000 and $12,600 for 1999. Amounts under "All Other Compensation" for Mr. Waltermire include PolyOne's cash contributions to PolyOne's Retirement Savings Plan (the "Savings Plan") in the amounts of $10,200 for 2001, $10,200 for 2000 and $9,600 for 1999 and amounts accrued under a benefit restoration plan providing for benefits in excess of the amounts permitted to be contributed under the Retirement Savings Plan (and amounts accrued with respect to the PolyOne AIP or the Geon MIP (the "Benefit Restoration Plan") in the amounts of $30,935 for 2001, $79,500 for 2000 and $13,364 for
    1999.

(6) Amounts included under "Other Annual Compensation" for Mr. Mitchell consist of tax gross-ups on personal benefits in the amounts of $15,895 for 2001, $11,016 for 2000 and $15,310 for 1999, car allowance in the amounts of $12,600 for 2001, $12,600 for 2000 and $12,600 for 1999 and social club fees in the amount of $29,425 for 1999. Amounts under "All Other Compensation" for Mr. Mitchell include PolyOne's cash contributions to the Savings Plan in the amounts of $10,200 for 2001, $10,200 for 2000 and $9,600 for 1999 and
    amounts accrued under the Benefit Restoration Plan in the amounts of $9,736 for 2001, $27,131 for 2000 and $13,142 for 1999.

(7) Amounts included under "Other Annual Compensation" for Mr. Wilson consist of tax gross-ups on personal benefits in the amounts of $9,780 for 2001, $12,845 for 2000 and $9,901 for 1999 and car allowance in the amounts of $12,600 for 2001, $12,600 for 2000 and $12,600 for 1999. Amounts under "All
    Other Compensation" for Mr. Wilson include PolyOne's cash contributions to the Savings Plan in the amounts of $10,200 for 2001, $10,200 for 2000 and $9,600 for 1999 and amounts accrued under the Benefit Restoration Plan in the amounts of $9,171 for 2001, $30,114 for 2000 and $13,832 for 1999.

(8) Amounts included under "Other Annual Compensation" for Ms. Davie consist of tax gross-ups on personal benefits in the amounts of $10,633 for 2001, $11,267 for 2000 and $10,983 for 1999 and car allowance in the amounts of $12,600 for 2001, $12,600 for 2000 and $12,600 for 1999. Amounts under "All
    Other Compensation" for Ms. Davie include PolyOne's cash contributions to the Savings Plan in the amounts of $10,200 for 2001, $10,200 for 2000 and $9,600 for 1999 and amounts accrued under the Benefit Restoration Plan in the amounts of $6,189 for 2001, $19,646 for 2000 and $4,778 for 1999.

(9) Amounts included under "Other Annual Compensation" for Mr. Smith consist of tax gross-ups on personal benefits in the amounts of $5,133 for 2001, $3,872 for 2000 and $3,500 for 1999, car allowance in the amounts of $4,900 for 2001, $4,900 for 2000 and $4,900 for 1999 and financial planning expenses in the amounts of $3,571 for 2000. Amounts under "All Other Compensation" for Mr. Smith include PolyOne's cash contributions to the Savings Plan in the amounts of $10,200 for 2001, $4,561 for 2000 and $3,200 for 1999 and amounts accrued under the Benefit Restoration Plan in the amounts of $4,652 for 2001, $12,296 for 2000 and $4,862 for 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   GRANT DATE
                                                  INDIVIDUAL GRANTS (1)                       PRESENT VALUE ($)(2)
                               -----------------------------------------------------------    --------------------
                                 NUMBER OF
                                SECURITIES       % OF TOTAL
                                UNDERLYING      OPTIONS/SARS
                               OPTIONS/SARS      GRANTED TO       EXERCISE
                                  GRANTED       EMPLOYEES IN      OR BASE       EXPIRATION
            NAME               (# OF SHARES)    FISCAL YEAR     PRICE ($/SH)       DATE
            ----               -------------    ------------    ------------    ----------
T. A. Waltermire                  226,400          15.73            8.70         2/28/11            615,808
                                   44,600           3.10            8.70         5/31/04             87,416
V. L. Mitchell                     73,300           5.09            8.70         2/28/11            199,376
                                   14,400           1.00            8.70         5/31/04             28,224
W. D. Wilson                       71,100           4.94            8.70         2/28/11            193,392
                                   14,700           1.02            8.70         5/31/04             28,812
D. J. Davie                        47,000           3.27            8.70         2/28/11            127,840
                                    9,300            .65            8.70         5/31/04             18,228
K. M. Smith                        42,700           2.97            8.70         2/28/11            116,144
                                    8,400            .58            8.70         5/31/04             16,464

(1) Time-vested options and performance options were granted under PolyOne's 2000 Stock Incentive Plan. The time-vested options will vest over a three-year period from the date of grant, with 35% of the shares vesting on the first anniversary, an additional 35% vesting on the second anniversary and an additional 30% vesting on the third anniversary of the grant date. All of the performance options will vest on February 28, 2004 and must be exercised within ninety days of that date.

(2) The grant date present value of the time-vested options was estimated using the Black-Scholes option pricing model, with an assumed risk-free interest rate of 4.8%, an assumed dividend yield of 2.9%, stock price volatility of 37.9% and a vesting discount of 5% per annum. The grant date present value of the performance options was estimated using the Black-Scholes option pricing model, with an assumed risk-free interest rate of 4.5%, an assumed dividend yield of 2.9%, stock price volatility of 37.9% and a vesting discount of 5% per annum.

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because PolyOne's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of PolyOne's employee stock options. The amount realized from the exercise of an employee stock option ultimately depends on the market value of the common shares on the date of exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                           VALUE OF
                                                         NUMBER OF       UNEXERCISED
                                                        UNEXERCISED      IN-THE-MONEY
                                                       OPTIONS/SARS      OPTIONS/SARS
                                                         AT FY-END        AT FY-END
                                                       (# OF SHARES)        ($)(2)
                   SHARES ACQUIRED                    ---------------   --------------
                     ON EXERCISE     VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                (# OF SHARES)        ($)(1)        UNEXERCISABLE    UNEXERCISABLE
----               ---------------   --------------   ---------------   --------------
T. A. Waltermire       14,330            29,844       621,646/271,200   99,845/298,260
V. L. Mitchell            -0-               -0-        222,404/87,700       -0-/96,470
W. D. Wilson            5,118            10,966        307,434/85,800    65,410/94,380
D. J. Davie               -0-               -0-        150,000/56,300       -0-/61,930
K. M. Smith               -0-               -0-         61,088/51,300       -0-/56,370

(1) Represents the difference between the option exercise price and the last sale price of a common share of PolyOne as reported on the New York Stock Exchange on the date prior to exercise.

(2) Based on the closing price of a common share of PolyOne of $9.80 as reported on the New York Stock Exchange on December 31, 2001. The ultimate realization of profit, if any, on the sale of common shares underlying the option is dependent upon the market price of the shares on the date of sale.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                      PERFORMANCE                  PRICE-BASED PLANS
                                    OR OTHER PERIOD    -----------------------------------------
                   VALUE OF AWARD   UNTIL MATURATION     THRESHOLD       TARGET        MAXIMUM
NAME                   ($)(1)         OR PAYOUT(2)        ($)(3)         ($)(4)        ($)(5)
----               --------------   ----------------   -------------   -----------   -----------
T. A Waltermire       388,000        March 31, 2004       194,000        388,000       776,000
V. L. Mitchell        126,000        March 31, 2004        63,000        126,000       252,000
W. D. Wilson          122,000        March 31, 2004        61,000        122,000       244,000
D. J. Davie            81,000        March 31, 2004        40,500         81,000       162,000
K. M. Smith            73,000        March 31, 2004        36,500         73,000       146,000

(1) Performance cash awards were granted under PolyOne's Strategic Improvement Incentive Plan ("SIIP"), entitling each named executive to a cash payment if PolyOne achieves a targeted level of operating income for fiscal year 2003. If PolyOne's operating income for fiscal year 2003 is greater or less than the targeted level, but above the threshold level, cash payments will be made in accordance with a sliding scale. The value of the cash award payable to each named executive for achievement of the targeted level is based on the exercise price payable by each named executive to exercise performance options granted in 2001. For a complete description of the SIIP, which also includes time-vested and performance stock option awards, see "EXECUTIVE COMPENSATION -- Long Term Incentives" on pages 10 and 11.

(2) The performance period during which operating income will be measured for purposes of determining cash payouts is the one-year period commencing on January 1, 2003 and ending on December 31, 2003. Cash payouts, if any, will be paid by March 31, 2004.

(3) Refers to the amount payable if PolyOne's operating income for fiscal year 2003 is less than the targeted level but above the threshold level. If the operating income for fiscal year 2003 is less than the threshold level, no amount is payable under the plan.

(4) Refers to the amount payable if PolyOne's operating income for fiscal year 2003 is equal to the targeted level.

(5) Refers to the amount payable if PolyOne's operating income for fiscal year 2003 is equal to or greater than the maximum level.

RETIREMENT PENSIONS

     The following table shows the total estimated annual pension benefits payable to the executives named in the Summary Compensation Table. These executives are eligible to receive pension payments under a plan that existed prior to the consolidation of Geon and Hanna (the "Plan"). The Plan makes available a pension that is paid from funds provided through contributions by PolyOne and contributions by the executive, if any, made prior to 1972. The amount of the executive's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited service to PolyOne.

     The chart below shows the annual pension amounts currently available to each executive named in the Summary Compensation Table who retires with the combinations of FAE and years of credited service shown in the chart. The chart should be read in conjunction with the notes following the chart. As of January 1, 1989, the Plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition, those executives who were actively at work on December 31, 1989, may receive an additional pension credit of 4 years (up to a maximum of 24 years) of pension credit. Benefits become vested after 5 years of service. As of January 1, 2000, the Plan was closed to new participants. The following table and discussion of retirement benefits apply as of December 31, 2001.

                               PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE(1)
   FINAL      ----------------------------------------------------------------------------------------------------------
  AVERAGE            5                  10                  15                  20             25        30        35
 EARNINGS     ----------------   -----------------   -----------------   -----------------   -------   -------   -------
    ($)        (2)       (3)       (2)       (3)       (2)       (3)       (2)       (3)
 --------     ------   -------   -------   -------   -------   -------   -------   -------
   250,000    19,163    34,493    38,325    53,656    57,488    72,818    76,651    91,981    95,814   114,976   134,139
   300,000    23,163    41,693    46,325    64,856    69,488    88,018    92,651   111,181   115,814   138,976   162,139
   350,000    27,163    48,893    54,325    76,056    81,488   103,218   108,651   130,381   135,814   162,976   190,139
   400,000    31,163    56,093    62,325    87,256    93,488   118,418   124,651   149,581   155,814   186,976   218,139
   500,000    39,163    70,493    78,325   109,656   117,488   148,818   156,651   187,981   195,814   234,976   274,139
   600,000    47,163    84,893    94,325   132,056   141,488   179,218   188,651   226,381   235,814   282,976   330,139
   700,000    55,163    99,293   110,325   154,456   165,488   209,618   220,651   264,781   275,814   330,976   386,139
   800,000    63,163   113,693   126,325   176,856   189,488   240,018   252,651   303,181   315,814   378,976   442,139
   900,000    71,163   128,093   142,325   199,256   213,488   270,418   284,651   341,581   355,814   426,976   498,139
 1,000,000    79,163   142,493   158,325   221,656   237,488   300,818   316,651   379,981   395,814   474,976   554,139
 1,100,000    87,163   156,893   174,325   244,056   261,488   331,218   348,651   418,381   435,814   522,976   610,139
 1,200,000    95,163   171,293   190,325   266,456   285,488   361,618   380,651   456,781   475,814   570,976   666,139

(1) As of December 31, 2001, the executives named in the Summary Compensation Table had the following years of credited service under the Plan or subsidiary plans or supplemental agreements: T.A. Waltermire, 27 years, 6 months; V.L. Mitchell, 12 years, 7 months; W.D. Wilson, 23 years, 11 months; D.J. Davie, 3 years, 7 months; and K.M. Smith, 12 years, 5 months.

(2) Assumes actively employed January 1, 1990 and after.

(3) Includes an additional 4 years of service applicable to pre-January 1, 1990 employees.

     The Plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The above chart was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years of an employee's earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the match by PolyOne in the savings plans. As of December 31, 2001, final average earnings for the individuals named in the Summary Compensation Table were as follows:
T.A. Waltermire -- $858,837; V.L. Mitchell -- $384,710; W.D. Wilson -- $397,915;
D.J. Davie -- $311,514; and K.M. Smith -- $264,640.

     In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any reduction for Social Security or any other offset amount. Benefits shown in the chart that exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code, and certain additional benefits not payable under the qualified pension plan because of certain exclusions from compensation taken into account thereunder, are payable under an unfunded, non-qualified benefits restoration pension plan.

SHARE OWNERSHIP GUIDELINES

     PolyOne has established share ownership guidelines for non-employee Directors, executive officers and other senior executives to better align their financial interests with those of shareholders by requiring them to own a minimum level of PolyOne shares. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully within five years of becoming subject to the guidelines.

     The share ownership requirements depend on a person's level of employment. The Chief Executive Officer is required to own 300,000 shares. Executive officers are required to own that number of shares equal to three times their individual salary divided by a benchmark price for PolyOne shares, which results in a range of required ownership of 45,000 to 85,000 shares. Other executives are required to own either 25,000 or 10,000 shares, depending on their job levels. For individuals nearing retirement, the applicable guidelines are reduced after age 55 by 10% each year for five years. The required share ownership level for non-employee Directors is 10,000 shares.

     In general, shares counted towards required ownership include shares directly held and shares vested in PolyOne's benefit or deferral plans. Share ownership guidelines will be reviewed if significant movements in PolyOne's share price occur, or at least every three years to evaluate the adequacy of the required holdings based on the value of required holdings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that PolyOne's executive officers and Directors, and persons who own more than 10% of a registered class of PolyOne's equity securities, file reports of ownership and changes in ownership with the Commission. Executive officers, Directors and greater than 10% shareholders are required by Commission rules to furnish PolyOne with copies of all forms they file. Based solely on its review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, during fiscal year 2001, all Section 16(a) filing requirements applicable to its executive officers, Directors and 10% shareholders were satisfied, with the following exception. On September 1, 2000, the first day that PolyOne's common shares were traded on the New York Stock Exchange, Mr. Waltermire purchased 2,000 common shares of PolyOne. This transaction was inadvertently omitted on Mr. Waltermire's prior filings. Upon discovering the omission, Mr. Waltermire filed a Form 4 on March 11, 2002.

MANAGEMENT CONTINUITY AGREEMENTS

     Messrs. Waltermire, Mitchell, Wilson and Smith and Ms. Davie are parties to management continuity agreements with PolyOne (the "Continuity Agreements"). The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a "change of control" of PolyOne. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. The Continuity Agreements generally provide for a two-year period of employment commencing upon a change of control. Generally, a change of control is deemed to have occurred if:

     - any person becomes the beneficial owner of 25% or more of the combined voting power of PolyOne's outstanding securities (subject to certain exceptions);

     - there is a change in the majority of the Board of Directors of PolyOne;

     - certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

     - there is shareholder approval of a complete liquidation or dissolution of PolyOne.

     The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation. If a change of control occurs and the individual's employment is terminated by PolyOne or a successor for reasons other than "cause" or is terminated voluntarily by the individual for "good reason" (in each case as defined in the Continuity Agreements), generally the individual would be entitled to receive:

     - compensation for a period of up to three years, commencing at the individual's base salary rate in effect at the time of the termination;

     - a payment of up to three times the "target annual incentive amount" (as defined in the Continuity Agreements) in effect prior to the change in control;

     - the continuation of all employee health and welfare benefits for up to three years;

     - financial planning services for one year;

     - a payment of up to three years' additional retirement benefits; and

     - a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.

     If the individual's employment is terminated by PolyOne or a successor for "cause" or is terminated voluntarily by the individual for reasons other than for "good reason," the individual is not entitled to the benefits set forth above and is entitled to compensation earned through the date of termination of his or her employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, none of PolyOne's executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.

POLYONE STOCK PERFORMANCE

     Following is a graph which compares the cumulative total shareholder returns for PolyOne's common shares, the S&P 500 index and the S&P Mid Cap Chemicals index with dividends assumed to be reinvested when received. The graph assumes the investing of $100 from September 1, 2000, the first trading date of PolyOne's common shares, through December 31, 2001. The S&P Mid Cap Chemicals index includes a broad range of chemical manufacturers. Because of the relationship of PolyOne's business within the chemical industry, it is felt that comparison with this broader index is appropriate.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                                TO SHAREHOLDERS
                      AUGUST 31, 2000 TO DECEMBER 31, 2001
[PERFORMANCE GRAPH]

                                                   8/31/00   12/31/00   12/31/01
PolyOne Corporation                                 $100      $71.5      $122.4
S&P 500                                             $100      $87.3      $77.0
S&P Mid Cap Chemicals                               $100      $106.6     $123.9

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees PolyOne's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of PolyOne's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and PolyOne, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence. Based upon the Committee's considerations, the Committee has concluded that Ernst & Young LLP is independent. The Committee discussed with PolyOne's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne's internal controls, and the overall quality of PolyOne's financial reporting. The Audit Committee met four times during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Gordon D. Harnett, Chairperson
                                          J. Douglas Campbell
                                          Robert A. Garda
                                          D. Larry Moore

February 28, 2002

                              INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit PolyOne's financial statements for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP's examination of our consolidated financial statements and records for the year ended December 31, 2001. Fees for fiscal year 2001 were as follows:

Audit Fees. Fees for the audit of PolyOne's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in PolyOne's Forms 10-Q for that fiscal year totaled $791,000.

Financial Information Systems Design and Implementation Fees. No fees were paid by PolyOne in fiscal year 2001 with respect to the above-captioned services.

All Other Fees. All other fees paid by PolyOne in fiscal year 2001, totaling $1,870,763, includes fees of $536,565 for audit-related services such as foreign statutory reporting, employee benefit plan audits, compliance pricing reviews and miscellaneous technical accounting research. Also included in the category of all other fees are fees of $1,334,198 for services related to tax compliance, tax consulting, international tax matters, due diligence and human resources and global expatriate services.

The Audit Committee has considered whether the provision of the above-captioned services is compatible with maintaining Ernst & Young's independence.

                                    GENERAL

VOTING AT THE MEETING

     Shareholders of record at the close of business on March 25, 2002, are entitled to vote at the meeting. On that date, a total of 91,166,922 common shares were outstanding. Each share is entitled to one vote.

     Holders of common shares have no cumulative voting rights. Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a Director nominee.

     If any of the nominees listed on pages 3 and 4 becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, we have no reason to believe that this will occur.

     We know of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to PolyOne, addressed to the Secretary, so that it is received on or before December 9, 2002. We suggest that all proposals be sent by certified mail, return receipt requested.

     Additionally, a shareholder may submit a proposal for consideration at the 2003 Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of PolyOne's Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder's notice must be delivered to PolyOne's principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting.

     Our proxy materials for the 2002 Annual Meeting of Shareholders will be mailed on or about April 8, 2002. Sixty days prior to the first anniversary of this date will be February 7, 2003, and 90 days prior to the first anniversary of this date will be January 8, 2003. Our proxies for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2003 Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.

PROXY SOLICITATION

     PolyOne is making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, PolyOne's officers and regular employees may request proxies by telephone or in person. We have retained Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022, to assist in the solicitation for an estimated fee of $6,000 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

     We are mailing PolyOne's Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2001, to shareholders of record with this proxy statement.

                                          For the Board of Directors
                                          PolyOne Corporation

                                      /s/ Wendy C. Shiba
                                          WENDY C. SHIBA
                                          Vice President, Chief Legal Officer
                                          and Secretary

April 4, 2002

                     APPENDIX A -- AUDIT COMMITTEE CHARTER

                              POLYONE CORPORATION
                            AUDIT COMMITTEE CHARTER

AUTHORITY

- The Board of Directors, by resolution dated August 31, 2000, established the Audit Committee.

- The Audit Committee Charter was adopted by the Board on September 6, 2000, and amended on February 28, 2002.

PURPOSE

- Assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to corporate accounting, reporting practices of the Company, financial and internal controls and compliance with the Company's Code of Business Conduct; and

- Maintain effective working relationships with the Board of Directors and oversight of the independent auditor the internal auditors and financial management of the Company.

DUTIES AND RESPONSIBILITIES

It is the overriding responsibility of the Committee to oversee management, the independent auditor and the internal auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles. The responsibility of the Committee is one of oversight and due diligence.

REVIEW PROCEDURES


The Committee will:

- Annually review and update, as necessary, the Committee's Charter and determine if the Committee has satisfied its responsibilities under the Charter during the year;

- Review the Company's annual audited financial statements with management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to shareholders;

- Review the Company's quarterly financial results with management and the independent auditor prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chairperson of the Committee may represent the entire Audit Committee for purposes of this review; and

- In consultation with management, the independent auditor, and the individual responsible for the internal audit function, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditor and the internal auditors together with management's responses.

GENERAL


The Committee will:

- Perform any activities beyond those enumerated below consistent with this Charter, the Company's Code of Regulations and governing law, as the Committee or the Board of Directors deems necessary;

- If the Committee determines it to be appropriate, institute special investigations and/or hire special counsel or experts;

- Review significant accounting and reporting issues and legal and regulatory pronouncements, and understand their impact on the financial statements of the Company;

- Periodically review with the Company's Chief Legal Officer any legal or regulatory matters that may have a material impact on the Company's financial statements or compliance programs and any material pending claims and litigation involving the Company as a defendant;

- Periodically report to the Board of Directors as appropriate on the status and results of major capital projects and other major business transactions; and

- Periodically review the results of the Company's assessment of its compliance with its Code of Business Conduct.

INDEPENDENT AUDITOR


The Committee will:

- Review the independence and performance of the independent auditor, confirm that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, and that the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. Recommend annually to the Board of Directors the appointment of the independent auditor;

- Approve fees and other significant compensation to be paid to the independent auditor;

- Annually review and discuss with the independent auditor all significant relationships they have with the Company that could impair the independent auditor's independence;

- Review the independent auditor's audit plan and discuss scope, staffing, locations, reliance on management and internal audit and their general audit approach; and

- Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

INTERNAL AUDITORS


- Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal auditors and elicit any recommendations for improvement;

- Review the appointment, performance and replacement of the senior internal audit executive or other responsible individual; and

- Review significant reports prepared by the internal audit department together with management's response and follow up on these reports.

COMPOSITION

Committee members shall meet the requirements of the New York Stock Exchange and applicable rules and regulations.

COMMITTEE MEETINGS AND ACTION

- A majority of the Committee members will be a quorum for the transaction of business.

- The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

- Any action which may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.

- The Company's Vice President and Chief Financial Officer will be the management liaison to the Committee.

- The Corporate Secretary shall be responsible for keeping minutes of the Committee meetings.

- The Committee will meet at least 4 times a year and at such other times as may be requested by its Chairperson and will routinely meet in executive session to review such matters as the Committee, in its discretion, determines to be appropriate.

                                POLYONE CORPORATION
P
R                                      PROXY
O
X                   ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 2002
Y
      THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS

               The undersigned hereby appoints Thomas A. Waltermire and Wendy C. Shiba, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all common shares of PolyOne Corporation held of record by the undersigned on March 25, 2002, at the Annual Meeting of Shareholders to be held on May 23, 2002, or any adjournment thereof.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES SPECIFIED ON THE REVERSE SIDE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



April 4, 2002

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio, at 9:00 a.m. on Thursday, May 23, 2002.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the attached proxy card and to sign, date and return it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your Proxy and vote personally by ballot.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON THE PROXY
CARD.

We look forward to seeing you at the meeting.



THOMAS A. WALTERMIRE
Chairman of the Board, President
and Chief Executive Officer

                                                                      |
[X] PLEASE MARK YOUR                                                  |     5969
    VOTE AS IN THIS                                                   |_ _ _
    EXAMPLE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES LISTED BELOW.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       THE DIRECTOR NOMINEES LISTED BELOW.



                    FOR ALL
                    NOMINEES       WITHHELD      Nominees: 01. Carol A. Cartwright  05. Robert A. Garda    09. Thomas A. Waltermire
                     LISTED   (SEE INSTRUCTIONS            02. Gale Duff-Bloom      06. Gordon D. Harnett  10. Farah M. Walters
                    AT RIGHT        BELOW)                 03. J. Douglas Campbell  07. David H. Hoag
    ELECTION OF                                            04. Wayne R. Embry       08. D. Larry Moore
    DIRECTORS                                                                                              Change of Address and/
    term to expire                                                                                         or Comments Mark Here [ ]
    at next Annual
    Meeting.           [ ]           [ ]
                                                                                                           I Will Attend the
(INSTRUCTIONS: To withhold authority to vote for all nominees, mark the                                    Meeting               [ ]
"WITHHELD" box above. To withhold authority to vote for any individual nominee, mark the "WITHHELD" box above AND write that nominee's name on the line provided below.)

-------------------------

                           In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

                           The signer hereby revokes all Proxies previously given by the signer to vote at the meeting or any adjournments.

                           Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

                           Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner.


                           -----------------------------------------------------


                           -----------------------------------------------------
                             SIGNATURE (S)                                DATE


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                               POLYONE CORPORATION

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of PolyOne Corporation that you are entitled to vote.

Please consider the issues discussed in the Proxy Statement and cast your vote by:

                [ICON] - Accessing the World Wide Web site
                         http://www.eproxyvote.com/pol to vote via the Internet.

                [ICON] - Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

                [ICON] - Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement or sending it to PolyOne Corporation, c/o Equiserve Trust Company, N.A., P.O. Box 8640, Edison, New Jersey 08818-9142.

You can vote by phone or via the Internet anytime prior to May 23, 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.